________________________________________________________________________________

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            ------------------------

                                TIME WARNER INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

                            ------------------------

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:.........

     2) Aggregate number of securities to which transaction applies:............

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):..............

     4) Proposed maximum aggregate value of transaction:........................

     5) Total Fee Paid..........................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:.................................................

     2) Form, Schedule or Registration Statement No.:...........................

     3) Filing Party:...........................................................

     4) Date Filed:.............................................................

________________________________________________________________________________

                                     [Logo]

                                                                  March 23, 1998

Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Time Warner Inc. on Thursday, May 14, 1998, beginning at 10:00 A.M., local time, in the International Ballroom of the Omni Hotel at the CNN Center in Atlanta, Georgia 30335. Please enter at 190 Marietta Street. A map indicating directions and the location of parking facilities is on the back cover of the Proxy Statement. I look forward to greeting as many of you who attend the Meeting as I can.

     Please vote on all the matters listed in the enclosed Notice of Annual Meeting of Stockholders. Your Board of Directors recommends a vote 'FOR' the proposals listed as items 1 and 2 in the Notice and described in the enclosed Proxy Statement.

     Whether or not you plan to attend in person, it is important that your shares be represented and voted at the Meeting. After reading the enclosed Notice and Proxy Statement, please sign, date and mail the enclosed proxy card or voting instructions in the envelope provided.

     Because of security procedures required for access to the Omni Hotel, if you plan to attend the Meeting in person, you must bring the Admission Ticket (which admits two people) included with the enclosed Notice and Proxy Statement or a Time Warner employee identification card. YOU WILL NOT BE PERMITTED INTO THE MEETING WITHOUT ONE OF THESE. If you have not received an Admission Ticket, please contact the Shareholder Relations Department at (212) 484-6971.

                                         Sincerely,
                                         GERALD M. LEVIN
                                         Chairman of the Board
                                         and Chief Executive Officer

                                TIME WARNER INC.
                              75 Rockefeller Plaza
                               New York, NY 10019
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1998

     The Annual Meeting (the 'Annual Meeting') of Stockholders of Time Warner Inc., a Delaware corporation (the 'Company'), will be held on Thursday, May 14, 1998 in the International Ballroom of the Omni Hotel at the CNN Center, 190 Marietta Street, Atlanta, Georgia 30335, commencing at 10:00 A.M., local time, for the following purposes:

          1. To elect 13 directors for a term of one year and until their successors are duly elected and qualified.

          2. To approve the appointment by the Board of Directors of the firm of Ernst & Young LLP as independent auditors of the Company for 1998; and

          3. To transact such other business as may properly come before the Annual Meeting.

     Only holders of the Company's common stock and certain series of preferred stock at the close of business on March 23, 1998, the record date, are entitled to vote on some or all of the matters listed in this Notice of Annual Meeting.

                                          TIME WARNER INC.
                                          PETER R. HAJE
                                          Secretary

March 23, 1998

THE ANNUAL MEETING WILL START PROMPTLY AT 10:00 A.M. TO AVOID DISRUPTION, ADMISSION MAY BE LIMITED ONCE THE MEETING STARTS. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED PRE-ADDRESSED REPLY ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ANY RECORD HOLDER WHO IS PRESENT AT THE MEETING MAY VOTE IN PERSON INSTEAD OF BY PROXY, THEREBY CANCELING ANY PREVIOUS PROXY. YOU MAY NOT APPOINT MORE THAN THREE PERSONS TO ACT AS YOUR PROXY AT THE MEETING.

YOU WILL BE REQUIRED TO SHOW THE ENCLOSED ADMISSION TICKET OR A COMPANY ID CARD
                         TO ATTEND THE ANNUAL MEETING.

                                TIME WARNER INC.
                              75 Rockefeller Plaza
                               New York, NY 10019
                                PROXY STATEMENT

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Time Warner Inc., a Delaware corporation (the 'Company'), for use at the Annual Meeting of the Company's stockholders (the 'Annual Meeting') to be held on Thursday, May 14, 1998 in the International Ballroom of the Omni Hotel at the CNN Center, 190 Marietta Street, Atlanta, Georgia 30335, commencing at 10:00 A.M., local time, and at any adjournment or postponement, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. References to the Company prior to the October 1996 merger (the 'TBS Merger') with Turner Broadcasting System, Inc. ('TBS') are to its predecessor.

     This Proxy Statement and accompanying forms of proxy and voting instructions are first being mailed on or about March 25, 1998 to stockholders entitled to vote at the Annual Meeting.

VOTING AT THE ANNUAL MEETING; RECORD DATE; CONFIDENTIAL VOTING

     Only holders of record of the Company's voting stock at the close of business on March 23, 1998, the record date, are entitled to notice of and to vote at the Annual Meeting. At that time, the number of shares entitled to vote and their voting rights were:

      532,707,059 shares of Common Stock, par value $.01 per share ('Common Stock'), each of which is entitled to one vote on all matters properly submitted at the Annual Meeting;

      57,061,942 shares of Series LMCN-V Common Stock, par value $.01 per share ('Series LMCN-V Stock'), each of which is entitled to 1/100 of a vote on the election of directors; and

      29,201,504 shares of six series of Convertible Preferred Stock, par value $.10 per share, consisting of 11,000,000 shares of Series D Preferred, 3,146,185 shares of Series E Preferred, 2,981,811 shares of Series F Preferred, 3,559,000 shares of Series G Preferred, 5,250,000 shares of Series I Preferred and 3,264,508 shares of Series J Preferred (collectively, the 'Voting Preferred Stock'), each of which is entitled to two votes on all matters properly submitted at the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum.

     In accordance with the Company's confidential voting policy, all stockholder proxies, ballots and voting materials will be confidentially inspected and tabulated by independent inspectors of election and will not be disclosed to the Company except under certain limited circumstances.

REQUIRED VOTE

     A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast by the holders of Common Stock and Voting Preferred Stock, voting together as a single class, is required to approve the other matters to be acted upon at the Annual Meeting.

     An abstention is deemed 'present' but is not deemed a 'vote cast.' As a result, abstentions and broker 'non-votes' are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition. A broker 'non-vote' occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Broker 'non-votes' and the shares as to which a stockholder abstains are included in determining whether a quorum is present.

PROXIES

     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors. No stockholder of record may appoint more than three persons to act as his or her proxy at the Annual Meeting.

     If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. In accordance with the Company's By-laws, the Annual Meeting may be adjourned, including by the Chairman, in order to permit the solicitation of additional proxies. The Company does not anticipate that any other matters will be raised at the Annual Meeting.

     Any proxy may be revoked at any time before it is voted by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Time Warner Inc., 75 Rockefeller Plaza, New York, NY 10019, Attention: Secretary, or hand delivered to the Secretary, before the taking of the vote at the Annual Meeting.

     A copy of the Company's Annual Report to Stockholders for the year 1997, including financial statements, has been sent simultaneously with this Proxy Statement or has been previously provided to all stockholders entitled to vote at the Annual Meeting.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the election of the nominees for election as directors and FOR approval of the appointment of Ernst & Young LLP as independent auditors of the Company for 1998.

                              CORPORATE GOVERNANCE

ELECTION OF DIRECTORS

     The Company believes that, in the best interest of its stockholders, a majority of the members of its Board of Directors should, in the Board's judgment, have no direct or indirect material economic relationship with the Company other than as a result of customary directors' compensation or stock ownership ('Unaffiliated Directors'). Under the Company's By-laws, when the Board sets the slate of director nominees for election at an annual meeting of stockholders, it must determine that a majority of its members will be independent directors within the meaning of the By-laws, assuming the election of such slate. The Company also has a policy limiting the eligibility for nomination by the Board of Directors as a non-employee director to persons who would be less than 70 years old at the time of election. As a result of this policy, Donald S. Perkins and Raymond S. Troubh are retiring as members of the Board of Directors at the Annual Meeting.

     As a result of the stockholders' 1997 approval of an amendment to the Company's restated certificate of incorporation requiring the annual election of all the members of the Board of Directors, the terms of all of the Company's directors will expire at the Annual Meeting. The nominees for director at the Annual Meeting will be elected to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Each of the nominees, except for John C. Danforth, is currently a director of the Company, and, except for R.E. Turner, who became a director in connection with the TBS Merger in 1996, was elected by the stockholders. Assuming the election of these nominees, there will be 13 directors, of whom ten will be Unaffiliated Directors and three will be Affiliated Directors.

     The persons named in the enclosed proxy intend to vote such proxy for the election of each of the 13 nominees named below, unless the stockholder indicates on the proxy that the vote should be withheld from any or all of the nominees. Each nominee elected will continue in office until his successor has been duly elected and qualified, or until his earlier death, resignation or retirement.

     The Company expects each nominee for election as a director at the Annual Meeting to be able to accept such nomination. If any nominee is unable to accept such nomination, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees.

     Set forth below is the principal occupation of, and certain other information regarding, the 13 nominees.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

        NAME AND YEAR FIRST
        BECAME A DIRECTOR OF                                         PRINCIPAL OCCUPATION
            THE COMPANY                AGE                        DURING THE PAST FIVE YEARS
------------------------------------   ---   ---------------------------------------------------------------------
Merv Adelson .......................   68    CHAIRMAN OF EAST-WEST CAPITAL ASSOCIATES AND FORMER CHAIRMAN AND
  1989                                         CHIEF EXECUTIVE OFFICER OF LORIMAR TELEPICTURES. Mr. Adelson has
                                               served as Chairman of East-West Capital Associates (private investment company) since April 1989. Mr. Adelson served as Vice
                                               Chairman and a director of Warner Communications Inc. ('WCI') from
                                               January 1989 through August 1991. Prior to that, Mr. Adelson served as Chairman and Chief Executive Officer of Lorimar Telepictures
                                               Corporation from February 1986 until its acquisition by WCI in
                                               January 1989. He is also a director of 7th Level, Inc. and
                                               Faroudja, Inc. Mr. Adelson is an Unaffiliated Director.

J. Carter Bacot ....................   65    RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE BANK OF NEW YORK.
  1996                                         Mr. Bacot served as Chairman and Chief Executive Officer of The
                                               Bank of New York Company, Inc. and Chairman of The Bank of New York
                                               from 1982 until February 8, 1998 and currently serves as a director and consultant. He is also a director of Atlantic Mutual Companies,
                                               Associates First Capital Corporation, Phoenix Home Life Mutual
                                               Insurance Company and Woolworth Corporation. Mr. Bacot is an
                                               Unaffiliated Director.

Stephen F. Bollenbach ..............   55    PRESIDENT AND CHIEF EXECUTIVE OFFICER OF HILTON HOTELS CORPORATION.
  1997                                         Mr. Bollenbach has served as President and Chief Executive Officer of Hilton Hotels Corporation (hotels and gaming) since February
                                               1996. Prior to that, Mr. Bollenbach was Senior Executive Vice
                                               President and Chief Financial Officer of The Walt Disney Company
                                               (entertainment) from April 1995 until February 1996; President and
                                               Chief Executive Officer of Host Marriott Corporation (lodging) from
                                               October 1993 to April 1995; and Chief Financial Officer of Marriott
                                               Corporation (lodging) from March 1992 until October 1993. He is also a director of America West Airlines, Inc., Hilton Hotels
                                               Corporation, Kmart Corporation and Ladbroke Group PLC. Mr.
                                               Bollenbach is an Unaffiliated Director.

        NAME AND YEAR FIRST
        BECAME A DIRECTOR OF                                         PRINCIPAL OCCUPATION
            THE COMPANY                AGE                        DURING THE PAST FIVE YEARS
------------------------------------   ---   ---------------------------------------------------------------------
John C. Danforth ...................   61    PARTNER, BRYAN CAVE LLP AND FORMER UNITED STATES SENATOR. Mr.
                                               Danforth has been a partner at Bryan Cave LLP (attorneys) since
                                               January 1995. Prior to that, Mr. Danforth served as a United States
                                               Senator representing the state of Missouri from 1976 until January
                                               1995. He is also a director of Cerner Corporation, The Dow Chemical
                                               Company and General American Life Insurance Company. Mr. Danforth
                                               will be an Unaffiliated Director.

Beverly Sills Greenough ............   68    CHAIRMAN OF LINCOLN CENTER FOR THE PERFORMING ARTS. Mrs. Greenough
  1989                                         served as a director of WCI from 1982 to 1990. Mrs. Greenough has served as the Chairman of Lincoln Center for the Performing Arts
                                               since June 1994, having served as a Managing Director of The
                                               Metropolitan Opera from 1991. She is also a director of American
                                               Express Company and Human Genome Sciences Inc. Mrs. Greenough is an
                                               Unaffiliated Director.

Gerald Greenwald ...................   62    CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF UAL CORPORATION AND UNITED
  1997                                         AIRLINES, INC. Mr. Greenwald has served as Chairman and Chief
                                               Executive Officer of UAL Corporation (airline holding company) and
                                               United Airlines, Inc. since July 1994. Prior to that, he served as
                                               Chairman of Tatra, a Czech republic truck manufacturer, from March
                                               1993 to July 1994. His previous experience was primarily in the auto sector, at Chrysler Corporation, where he served from 1979 to
                                               1990, including as Vice Chairman. He is also a director of Aetna
                                               Inc. Mr. Greenwald is an Unaffiliated Director.

Carla A. Hills .....................   64    CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF HILLS & COMPANY AND FORMER
  1993                                         UNITED STATES TRADE REPRESENTATIVE. Ambassador Hills became
                                               Chairman and Chief Executive Officer of Hills & Company
                                               (international trade and investment consultants) in March 1993, having served in President Bush's Cabinet as the United States
                                               Trade Representative from February 1989 to January 20, 1993.
                                               Ambassador Hills is also a director of American International
                                               Group, Inc., Chevron Corporation, Lucent Technologies Inc. and
                                               Trust Company of the West. Ambassador Hills is an Unaffiliated
                                               Director.

        NAME AND YEAR FIRST
        BECAME A DIRECTOR OF                                         PRINCIPAL OCCUPATION
            THE COMPANY                AGE                        DURING THE PAST FIVE YEARS
------------------------------------   ---   ---------------------------------------------------------------------
Gerald M. Levin ....................   58    CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER OF THE
  1988                                         COMPANY. Mr. Levin became Chairman of the Board of Directors and
                                               Chief Executive Officer of the Company on January 21, 1993, having served as President and Co-Chief Executive Officer from February
                                               20, 1992. He previously served as a director of the Company from
                                               1983 until January 1987. He is also a member of the Board of
                                               Representatives of Time Warner Entertainment Company, L.P. Mr.
                                               Levin is an Affiliated Director.

Reuben Mark ........................   59    CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF COLGATE- PALMOLIVE COMPANY.
  1993                                         Mr. Mark has served as the Chief Executive Officer of
                                               Colgate-Palmolive Company (consumer products) since May 1984. In
                                               May 1986, he was elected Chairman. Mr. Mark is also a director of
                                               Citicorp, Pearson plc and The New York Stock Exchange, Inc. Mr.
                                               Mark is an Unaffiliated Director.

Michael A. Miles ...................   58    FORMER CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF PHILIP
  1995                                         MORRIS COMPANIES INC. Mr. Miles served as Chairman of the Board and
                                               Chief Executive Officer of Philip Morris Companies Inc. (consumer products) from September 1991 until July 1994. He is also a director of Allstate Corp., Dell Computer Corporation, Morgan
                                               Stanley, Dean Witter, Discover & Co. and Sears, Roebuck and Co. and
                                               is a Special Limited Partner in Forstmann Little & Co. Mr. Miles is
                                               an Unaffiliated Director.

Richard D. Parsons .................   49    PRESIDENT OF THE COMPANY. Mr. Parsons became President of the Company
  1991                                         on February 1, 1995. Prior to that, Mr. Parsons served as the
                                               Chairman and Chief Executive Officer of The Dime Savings Bank of
                                               New York, FSB from January 1991. He served as a director of
                                               American Television and Communications Corporation, then an
                                               82%-owned subsidiary of the Company, from 1989 until 1991 and is currently also a director of Citicorp, the Federal National
                                               Mortgage Association and Philip Morris Companies Inc. and a member of the Board of Representatives of Time Warner Entertainment
                                               Company, L.P. Mr. Parsons is an Affiliated Director.

R.E. Turner ........................   59    VICE CHAIRMAN OF THE COMPANY. Mr. Turner became Vice Chairman of the
  1996                                         Company upon consummation of the TBS Merger on October 10, 1996.
                                               Prior to that, Mr. Turner served as Chairman of the Board and
                                               President of TBS from 1970. Mr. Turner is an Affiliated Director.

        NAME AND YEAR FIRST
        BECAME A DIRECTOR OF                                         PRINCIPAL OCCUPATION
            THE COMPANY                AGE                        DURING THE PAST FIVE YEARS
------------------------------------   ---   ---------------------------------------------------------------------
Francis T. Vincent, Jr. ............   59    CHAIRMAN OF VINCENT ENTERPRISES. Mr. Vincent has been a private
  1993                                         investor at Vincent Enterprises since January 1, 1995. Prior to that, Mr. Vincent served as the Commissioner of Major League
                                               Baseball from September 1989 until September 1992. He is also a director of General Cigar Holdings, Inc., Oakwood Homes Corporation
                                               and Westfield America Corporation. Mr. Vincent is an Unaffiliated
                                               Director.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has designated four principal standing committees. The Company believes that it is in the best interest of the Company's stockholders that each of the Audit, Compensation and Nominating and Governance Committees be composed of at least a majority of Unaffiliated Directors. As noted below, each of the four standing Board committees is composed entirely of Unaffiliated Directors. The current members and functions of the Board's committees are as follows:

     Audit Committee. The Audit Committee is composed entirely of Unaffiliated Directors. Its members are Messrs. Bacot, Greenwald, Miles (Chair) and Perkins. The functions of the Audit Committee, which met three times during 1997, include
(i) the review of the professional services and independence of the Company's independent auditors; (ii) in consultation with the independent auditors and management, the review of material changes in accounting policies and financial reporting practices and material developments in financial reporting standards;
(iii) the review of the plan and scope of the annual external audit as recommended by the independent auditors; (iv) the review, in consultation with the independent auditors and the Company's chief internal auditor, of the adequacy of the Company's internal accounting controls and the results of material internal audits; (v) the review, in consultation with management and the independent auditors, of the Company's annual financial statements and the results of each external audit; and (vi) the review, in consultation with the Company's independent auditors and the Company's principal financial officer and principal accounting officer, of the auditing and accounting principles and practices to be used in the preparation of the Company's financial statements.

     The Audit Committee has authority to consider the qualification of the Company's independent auditors and make recommendations to the Board of Directors as to their selection, approve any material non-audit services to be rendered to the Company and review and resolve any differences of opinion between such independent auditors and management relating to the preparation of the annual financial statements.

     Compensation Committee. The Compensation Committee is composed entirely of Unaffiliated Directors. Its members are Mr. Bollenbach, Ambassador Hills and Messrs. Mark (Chair), Troubh and Vincent. The Compensation Committee, which met six times during 1997, has authority to engage independent compensation consultants to assist the Committee in its review of the Company's executive compensation. The Compensation Committee also has authority, as delegated by the Board of Directors, to review and approve the Company's employee benefit plans and administer its executive compensation plans. The Compensation Committee, after receiving and considering the recommendations of the Company's Chief Executive Officer, approves the salaries and incentive compensation (including the grant of stock options) and employment agreements of the executive officers of the Company. See 'Compensation Committee Report on Compensation of Executive Officers of the Company.'

     Nominating and Governance Committee. The Nominating and Governance Committee is composed entirely of Unaffiliated Directors. Its members are Mr. Adelson, Mrs. Greenough and Messrs. Perkins and Vincent (Chair). The Nominating and Governance Committee, which met five times during 1997, has authority to review the size and composition of the Board of Directors and recommends nominees to serve on the Board of Directors and considers the qualifications of candidates for election as directors. Nominees to the Board of Directors are selected on the basis of recognized achievements and their ability to bring various skills and experience to the deliberations of the Board of Directors. In carrying out its responsibilities, the Nominating and Governance Committee will consider candidates recommended by other directors, employees and stockholders. Written suggestions for nominees should be sent to the Secretary of the Company.

     The Company's By-laws provide that any stockholder of record who is entitled to vote for the election of directors may nominate persons for election as directors only if timely written notice in proper form of the intent to make a nomination at a meeting of stockholders is received by the Secretary of Time Warner at 75 Rockefeller Plaza, New York, NY 10019. To be timely and in proper form under the By-laws, the notice generally must be delivered not less than 70 nor more than 120 days prior to the date of the meeting at which directors are to be elected and must contain prescribed information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors.

     Finance Committee. The Finance Committee is composed entirely of Unaffiliated Directors. Its members are Messrs. Adelson (Chair), Bacot and Bollenbach, Mrs. Greenough and Messrs. Greenwald, Perkins and Troubh. The Finance Committee, which met four times during 1997, has authority to review and make recommendations to the Board of Directors concerning the financial structure and financial condition of the Company and its subsidiaries, including annual budgets, long-term financial plans, corporate borrowings, investments, capital expenditures, long-term commitments and the issuance of stock. The Finance Committee also has the authority to approve such matters that are consistent with the general financial policies and direction from time to time determined by the Board of Directors.

     During 1997, the Board of Directors met seven times and no director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member.

DIRECTOR COMPENSATION

     Directors who are not officers or employees of the Company or any of its subsidiaries ('Eligible Directors') currently receive $60,000 as an annual retainer, half of which is paid in cash and the remaining half in shares of Common Stock under the 1988 Restricted Stock Plan for Non-Employee Directors (the 'Directors' Restricted Stock Plan'), and an award of stock options under the Time Warner 1996 Stock Option Plan for Non-Employee Directors (the 'Directors' Option Plan'). No additional compensation is paid for service as a committee chair or for attendance at special meetings of the Board or a Board committee. Eligible Directors are also reimbursed for expenses incurred in attending Board and committee meetings, including those for travel, food and lodging.

     Directors who are officers of or employed by the Company or any of its subsidiaries are not additionally compensated for their Board and committee activities.

     Under the Directors' Restricted Stock Plan, which was approved by stockholders of the Company, each Eligible Director is generally issued an annual grant of shares of Common Stock ('Restricted Shares') having a market value of $30,000. During the restriction period provided under the Directors' Restricted Stock Plan, the Eligible Director votes the Restricted Shares, receives and retains all regular cash dividends and exercises all other rights as a holder of Common Stock, but may not dispose of the Restricted Shares, and the Company retains custody of the stock certificates and all distributions other than regular cash dividends.

     The restriction period ends, and all Restricted Shares (including any distributions retained by the Company) vest, upon the termination of the Eligible Director's service on the Board of Directors on account of (i) mandatory retirement; (ii) failure to be reelected by stockholders; (iii) death or disability; and (iv) the occurrence of certain transactions involving a change in control of the Company; and, with the approval of the Board on a case by case basis, under certain other designated circumstances. If an Eligible Director leaves the Board of Directors for any other reason, then all his or her Restricted Shares are forfeited to the Company. In 1997, each Eligible Director received 665 Restricted Shares under the Directors' Restricted Stock Plan.

     The Company also has a deferred compensation plan for Eligible Directors. Under this plan, Eligible Directors may elect each year to defer payment of 25%, 50%, 75% or 100% of their cash compensation payable during the next calendar year. Amounts deferred under the plan are increased based on an interest factor or the hypothetical investment in shares of Common Stock and dividends thereon, with the higher valuation used to determine the amount paid upon distribution. Amounts deferred are payable in a lump-sum or in installments, generally upon attainment of age 70 or cessation of service as a director of the Company for certain enumerated reasons.

     Each Eligible Director currently receives an annual award of nonqualified stock options ('Options') to purchase 1,500 shares of Common Stock (and related limited stock appreciation rights ('Limited SARs') that may be exercised only during a prescribed period following the occurrence of certain transactions involving a change in control of the Company) pursuant to the Directors' Option Plan. Under the Directors' Option Plan, which was approved by the Company's stockholders, the Options and related Limited SARs are automatically awarded on the tenth New York Stock Exchange trading day after each annual meeting of the Company's stockholders. The purchase price of the shares of Common Stock covered by each Option is equal to the fair market value of the Common Stock on the date of grant. Each Option (and the related Limited SAR) becomes exercisable (cumulatively to the extent not previously exercised) at the rate of one-third of the aggregate number of shares covered thereby at the end of each successive one-year period following the date of grant and expires ten years after the date of grant.

     The Directors' Option Plan also provides that awards become immediately exercisable in full (i) when the director leaves the Board of Directors for any reason, except that upon removal for cause all unexercised Options immediately terminate, or (ii) if certain 'change-in-control' transactions occur. Options remain exercisable for one year after the director dies and for five years after the director leaves the Board of Directors for any reason other than death or removal for cause (but not beyond the ten-year term of the Option).

     The Directors' Option Plan replaced the Company's retirement plan (the 'Directors Retirement Plan') for its Eligible Directors and no benefits accrue under this Plan after May 1996. Under the Directors Retirement Plan, each Eligible Director who serves as such for at least three years will receive an annual retirement benefit commencing after the later of stepping down from the Board of Directors or attaining age 60 (or earlier in the event such Eligible Director becomes disabled) equal to $30,000, which benefit will be paid for the number of years of service as an Eligible Director through May 16, 1996. Service as an outside director of WCI prior to July 24, 1989 is considered credited service under the Directors Retirement Plan. In the event an Eligible Director dies prior to the commencement or completion of payment of benefits under the Directors Retirement Plan, a lump-sum cash payment will be made in an amount equal to the total benefits or remaining benefits the Eligible Director would have been entitled to receive had he or she not died. The Chief Executive Officer of the Company may accelerate payment of the annual retirement benefit accrued to an Eligible Director under the Plan.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth as of February 1, 1998 for each current director, each nominee for election as a director, each of the executive officers named in the Summary Compensation Table below and for all current directors and executive officers as a group, information concerning the beneficial ownership of Common Stock.

     As of February 1, 1998, the approximate aggregate market value of the Common Stock held by certain persons as set forth in the table below (exclusive of shares subject to stock options) was as follows: 11 current Unaffiliated Directors -- $51 million; and all current directors -- $3.9 billion. In addition, as of December 31, 1997, the trusts maintained pursuant to the Company's qualified employee benefit plans, other than pension plans, held Common Stock valued at approximately $1.13 billion in accounts for the benefit of employees of the Company and its subsidiaries.

                                                                           COMMON STOCK BENEFICIALLY OWNED(1)
                                                                          -------------------------------------
                                                                          NUMBER OF      OPTION      PERCENT OF
NAME                                                                        SHARES      SHARES(2)      CLASS
-----------------------------------------------------------------------   ----------    ---------    ----------

Merv Adelson...........................................................      700,808          500       *
J. Carter Bacot........................................................        1,665                    *
Stephen F. Bollenbach..................................................          665                    *
Richard J. Bressler (9)................................................        5,587      280,803       *
John C. Danforth (3)...................................................        2,875                    *
Beverly Sills Greenough (4)............................................       22,752          500       *
Gerald Greenwald (5)...................................................        2,665                    *
Peter R. Haje (9)......................................................        9,960      720,000       *
Carla A. Hills.........................................................        4,452          500       *
Gerald M. Levin (6)(9).................................................      434,085    2,670,935       *
Reuben Mark............................................................       11,852          500       *
Michael A. Miles.......................................................       10,669          500       *
Richard D. Parsons (9).................................................       11,278      500,000       *
Donald S. Perkins......................................................       15,542          500       *
Raymond S. Troubh (7)..................................................       10,912          500       *
R.E. Turner (8)(9).....................................................   60,147,310      433,335       11.7%
Francis T. Vincent, Jr. ...............................................       18,852          500       *
All current directors and executive officers (19 persons) as a group
  (4)-(9)..............................................................   61,478,989    5,149,378       12.7%

------------

 * Represents beneficial ownership of less than one percent of issued and outstanding stock on February 1, 1998.

 (1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ('SEC'). Unless otherwise indicated, beneficial ownership includes both sole

                                              (footnotes continued on next page)

(footnotes continued from previous page) voting and sole investment power. This table does not include, unless otherwise indicated, any shares of Common Stock or other equity securities of the Company which may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various directors and officers serve as directors or trustees. As of February 1, 1998, the only equity securities of the Company beneficially owned by the named persons or group were shares of Common Stock and options to purchase Common Stock.

 (2) Reflects shares of Common Stock subject to options to purchase Common Stock issued by the Company which, on February 1, 1998, were unexercised but were exercisable within 60 days from that date. These shares are excluded from the column headed 'Number of Shares.'

 (3) Consists of shares of Common Stock held by two trusts of which Mr. Danforth is a beneficiary and as to which he shares voting and investment control.

 (4) Includes 10,240 shares of Common Stock held by a trust of which Mrs. Greenough is the beneficiary but as to which she has no voting or investment control.

 (5) Includes 2,000 shares of Common Stock held by Mr. Greenwald's wife, as to which Mr. Greenwald disclaims any beneficial ownership.

 (6) Includes 15,000 shares of Common Stock held by Mr. Levin's wife, as to which Mr. Levin disclaims any beneficial ownership.

 (7) Includes 3,200 shares of Common Stock held beneficially by Mr. Troubh's wife, as to which Mr. Troubh disclaims any beneficial ownership.

 (8) Includes (a) 839,942 shares of Common Stock owned by a corporation wholly owned by Mr. Turner, (b) 1,416,690 shares of Common Stock held by a trust over which Mr. Turner has sole voting and dispositive control, (c) 3,564,448 shares of Common Stock held by a limited partnership of which Mr. Turner is the sole general partner, (d) 2,000,000 shares of Common Stock that, on May 12, 2000, Mr. Turner has the right to put to a broker at $39.63 per share and the broker has a right to call from Mr. Turner at $60.10 per share (which call Mr. Turner may settle in cash), (e) 386,000 shares of Common Stock owned by Mr. Turner's wife and (f) 2,500,000 shares of Common Stock held by the Turner Foundation, Inc., of which Mr. Turner is one of six trustees. Mr. Turner disclaims beneficial ownership of shares held by his spouse and the Turner Foundation, Inc.

 (9) Includes (a) an aggregate of approximately 36,686 shares of Common Stock held by a trust under the Time Warner Savings Plan for the benefit of current directors and executive officers of the Company (including 4,452 shares for Mr. Bressler, 3,472 shares for Mr. Haje, 10,964 shares for Mr. Levin, 115 shares for Mr. Parsons and 71 shares for Mr. Turner) and (b) an aggregate of 406,600 shares of Common Stock beneficially owned by certain relatives of such persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is the name, address, stock ownership and voting power of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, Series LMCN-V Stock or any series of Voting Preferred Stock, and, unless otherwise indicated, is based on information provided to the Company as of February 1, 1998 by the beneficial owner.

                                                                          SHARES OF
                                                                            STOCK                     PERCENT OF
NAME AND ADDRESS                                                          BENEFICIALLY  PERCENT OF      VOTING
OF BENEFICIAL OWNER                                                         OWNED        CLASS(1)      POWER(2)
-----------------------------------------------------------------------   ----------    ----------    ----------
COMMON STOCK (3)
The Capital Group Companies, Inc. (4) .................................   55,672,790        10.6%          8.7%
  333 South Hope Street
  Los Angeles, CA 90071
FMR Corp. (5) .........................................................   36,327,065         6.9           5.4
  82 Devonshire Street
  Boston, MA 02109
R.E. Turner (6) .......................................................   60,147,310        11.7          10.3
  c/o Turner Broadcasting System, Inc.
  One CNN Center
  Atlanta, GA 30303
SERIES LMCN-V STOCK
Tele-Communications, Inc. (7) .........................................   57,061,942       100.0         *
  5619 DTC Parkway
  Englewood, CO 80111

                                                  (table continued on next page)

                                                                          SHARES OF
                                                                            STOCK                     PERCENT OF
NAME AND ADDRESS                                                          BENEFICIALLY  PERCENT OF      VOTING
OF BENEFICIAL OWNER                                                         OWNED        CLASS(1)      POWER(2)
-----------------------------------------------------------------------   ----------    ----------    ----------
SERIES D PREFERRED STOCK
Houston Industries Incorporated .......................................   11,000,000       100.0           3.8
  1111 Louisiana
  Houston, TX 77002
SERIES E AND F PREFERRED STOCK
Alan Gerry (8) ........................................................     SERIES E
  Loomis Road                                                              3,107,956        98.8
  Liberty, NY 12754                                                                                        2.4
                                                                            SERIES F
                                                                           2,503,580        84.0
FW Strategic Partners, L.P. ...........................................     SERIES F
  201 Main Street                                                            442,000        14.8           *
  Fort Worth, TX 76102
SERIES G PREFERRED STOCK
ITOCHU Corporation (9) ................................................    6,200,000       100.0           2.1
  5-1, Kita-Aoyama 2-chome
  Minato-Ku, Tokyo 107-77
  Japan
SERIES I PREFERRED STOCK
Toshiba Corporation (10) ..............................................    7,000,000       100.0           2.4
  1-1, Shibaura 1-chome
  Minato-Ku, Tokyo 105
  Japan
SERIES J PREFERRED STOCK (11)
Trust for the benefit of Gordon Gray, Jr. .............................      769,043        23.6           *
Trust for the benefit of C. Boyden Gray................................      473,967        14.5           *
Trust for the benefit of Burton C. Gray................................      674,046        20.6           *
Trust for the benefit of Bernard Gray .................................      697,035        21.4           *
  c/o Wachovia Bank, N.A.
  P.O. Box 3099
  Winston-Salem, NC 27150
Nancy Maguire Gray, Trustee of the
  Nancy Maguire Gray Trust u/a dated 12/16/94 .........................      188,336         5.8           *
  P.O. Box 3199
  Church Street Station
  New York, NY 10008
Belvedere Equity Fund LLC .............................................      166,978         5.1           *
  c/o Investors Bank & Trust Company
  200 Clarendon Street
  Boston, MA 02116
Greene Street Exchange Fund L.P. (12) .................................      166,635         5.1           *
  c/o Goldman, Sachs & Co.
  One New York Plaza
  New York, NY 10004

------------

  * Less than 1%.

 (1) Each share of Voting Preferred Stock is currently convertible into 2.08264 shares of Common Stock. Of the holders of Voting Preferred Stock identified in this table, none could be deemed beneficially to own more than 5% of the Common Stock pursuant to Rule 13d-3. Under certain circumstances, each share of Series LMCN-V Stock is convertible into one share of Common Stock; such circumstances are not currently present.

 (2) Each share of Voting Preferred Stock has two votes. Each share of Series LMCN-V Stock currently has 1/100 of a vote on certain limited matters.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (3) The Seagram Company Ltd. has filed with the SEC Amendment No. 10, dated February 9, 1998, to its statement on Schedule 13D to report that as a result of the sale of 15 million shares of its beneficially owned Common Stock on February 5, 1998, it is no longer a beneficial owner of more than 5% of the Common Stock.

 (4) Beneficial ownership is as of December 31, 1997. The Capital Group Companies, Inc., a holding company, has filed with the SEC Amendment No. 11, dated February 10, 1998, to its statement on Schedule 13G to the effect that (a) it (directly or indirectly) has sole dispositive power over all these shares, (b) it has sole voting power over 7,006,810 of these shares,
     (c) these shares are held principally by Capital Research and Management Company, an investment adviser, (d) the shares of Common Stock reported as beneficially owned include 1,388,090 shares of Common Stock issuable upon conversion of $178,900,000 principal amount of the Company's Liquid Yield OptionTM Notes ('LYONs') due 2013 and 3,158,500 shares of Common Stock reported as issuable upon the conversion of 3,822,000 shares of 7.00% automatic common exchange securities due 2000 of Houston Industries Incorporated (the 'Houston ACEs') (these shares have been excluded from the calculation of voting power), (e) all of the reported shares are held for the benefit of its clients and (f) it and each of its subsidiary investment management companies acts separately in exercising investment discretion over its managed accounts.

 (5) Beneficial ownership is as of December 31, 1997. FMR Corp., a holding company, has filed with the SEC a statement on Schedule 13G dated February 14, 1998 to the effect that (a) it (directly or indirectly) has sole dispositive power over all these shares, (b) it has sole voting power over 1,702,010 of these shares and no shared voting power, (c) these shares are held principally by Fidelity Management & Research Company, an investment adviser, (d) the shares of Common Stock reported as beneficially owned include 3,248,647 shares of Common Stock issuable upon conversion of $418,694,000 principal amount of the Company's LYONs and 1,249,100 shares of Common Stock reported as issuable upon the conversion of 1,249,100 shares of Houston ACEs (these shares have been excluded from the calculation of voting power), (e) these shares are, for the most part, held by investment companies and institutional accounts managed by subsidiaries of FMR Corp. and (f) the family of Edward C. Johnson 3d, including Mr. Johnson, the Chairman of FMR Corp., and his daughter Abigail Johnson, a director, and trusts for the family members' benefit may be deemed to form a controlling group with respect to FMR Corp.

 (6) Includes (a) 839,942 shares of Common Stock owned by a corporation wholly owned by Mr. Turner, (b) 1,416,690 shares of Common Stock held by a trust over which Mr. Turner has sole voting and dispositive control, (c) 3,564,448 shares of Common Stock held by a limited partnership of which Mr. Turner is the sole general partner, (d) 2,000,000 shares of Common Stock that, on May 12, 2000, Mr. Turner has the right to put to a broker at $39.63 per share and the broker has a right to call from Mr. Turner at $60.10 per share (which call Mr. Turner may settle in cash), (e) 386,000 shares of Common Stock owned by Mr. Turner's wife and (f) 2,500,000 shares of Common Stock held by the Turner Foundation, Inc., of which Mr. Turner is one of six trustees; and excludes 433,335 shares of Common Stock subject to options to purchase Common Stock issued by the Company which, on February 1, 1998, were unexercised but were exercisable within 60 days from that date (but such shares are included in the percent-of-class calculation but not voting power). Mr. Turner disclaims beneficial ownership of shares held by his spouse and the Turner Foundation, Inc.

 (7) Consists of shares controlled by Tele-Communications, Inc. through its direct and indirect subsidiaries; excludes 279,533 shares of Common Stock held by TCI TKR of Southern Kentucky, Inc. as to which Tele-Communications, Inc. disclaims beneficial ownership.

 (8) Includes (a) 1,174,460 shares of Series F Preferred held by four limited partnerships of which Mr. Gerry is the general partner and (2) 440,000 shares of Series F Preferred held by the Gerry Foundation Inc., of which Mr. Gerry is the President and one of five family members on the Board of Directors. Voting power includes 2,904,392 shares of Common Stock beneficially owned by Mr. Gerry (of which 300,000 shares are held by the Gerry Foundation Inc.). Mr. Gerry disclaims beneficial ownership of shares held by the Gerry Foundation Inc.

 (9) Includes 1,200,000 shares of Series G Preferred held by a wholly owned subsidiary of ITOCHU Corporation. ITOCHU Corporation and such subsidiary also hold an aggregate of 1,800,000 shares of the Company's Series H Convertible Preferred Stock, par value $.10 per share ('Series H Preferred'); each share of Series H Preferred is generally convertible into
     2.08264 shares of Common Stock beginning in September 2000 and has no voting rights. See 'Additional Information.'

(10) Includes 177,500 shares of Series I Preferred held by a wholly owned subsidiary of Toshiba Corporation. See 'Additional Information.'

(11) The trusts for the benefit of each of Gordon Gray, Jr. and C. Boyden Gray each also holds 215,890 shares of Common Stock and those trusts and the trusts for the benefit of each of Burton C. Gray and Bernard Gray each also holds 146,870 shares of Common Stock in an escrow account subject to restrictions on disposition. The Nancy Maguire Gray Trust also holds 89,476 shares of Common Stock. These shares of Common Stock are included in the voting power of the beneficial owners.

(12) Voting and dispositive control is shared with Goldman Sachs Asset Management, a separate operating division of Goldman, Sachs & Co.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS OF THE
COMPANY

     The Compensation Committee of the Board of Directors furnished the following report on executive compensation.

     The Company's executive compensation philosophy, which is expressed below, has not changed. What did change in 1997 was the accomplishment of certain strategic and financial milestones and the investment community's recognition of those accomplishments. In the Committee's view, these results are in part due to the Company's renewed emphasis on financial discipline and cash flow generation and in part due to initiatives begun several years earlier but which only began to be recognized during 1997, a year in which the Company's stock price appreciated over 65%. These accomplishments, as discussed in greater detail below, are the reasons for the significant increases in 1997 bonuses for the Company's senior management.

Compensation Philosophy

     The Company's executive compensation programs are principally designed to give executives strong incentives to focus on and achieve the Company's business objectives, the principal ones being to increase free cash flow and long-term stockholder value. Key elements of the incentive compensation programs are an annual performance-based incentive bonus, which seeks to recognize individual performance each year, and stock options, which provide substantial long-term financial reward to an executive only if the stockholders also gain long-term stock price appreciation over the option period.

     The Company's executive officers are employed under employment agreements providing for their services for an extended period. The terms of the employment agreements of the principal executive officers are outlined under 'Employment Arrangements.' While the minimum salary is contractually specified, the largest elements of executive compensation, the annual bonus and stock option awards, are generally subject to the discretion of the Compensation Committee, which is comprised entirely of Unaffiliated Directors.

     The Compensation Committee, with the assistance of a leading outside compensation consultant, reviewed total compensation for the Company's executive officers in the context of total compensation packages awarded to executives with similar responsibilities at selected public companies in the consumer product, entertainment and media businesses. The Compensation Committee believes that the Company's most direct competitors for executive talent are composed of a broader range of companies than those with which the Company would ordinarily be compared for stock performance purposes. Thus, the compensation comparison group included companies that are not included in the peer group index in the graph that appears below.

1997 Annual Bonus Determinations

     Annual Bonus Plan. The Compensation Committee's determination of the annual incentive bonus for Mr. Levin and each other executive officer of the Company named in the Summary Compensation Table appearing below starts with the calculation of his 1997 maximum bonus under the stockholder-approved Annual Bonus Plan. This calculation is based on a percentage of the amount by which the Company's 1997 earnings before interest, taxes, depreciation and amortization ('EBITDA'), as adjusted pursuant to the Annual Bonus Plan, exceeded the Company's average EBITDA for the preceding three years. This calculation resulted in maximum individual annual bonuses substantially in excess of the actual bonuses paid, as shown in the Summary Compensation Table below.

     1997 Accomplishments. The Compensation Committee considered a variety of factors in making its compensation decisions and no specific weighting was assigned to any one of those factors. The accomplishments that the Committee thinks contributed to a successful 1997 included:

           The Company achieved the 1997 budgeted EBITDA at almost all divisions and set record EBITDA and cash flow levels on a Company-wide basis.

           The Company achieved those results while growing its operating businesses, reducing Company-wide net debt (by approximately $850 million as of December 31, 1997) and reducing interest rates by refinancing existing debt.

           The Company met or exceeded targets in improved leverage ratio (total net debt to adjusted EBITDA) and coverage ratio (adjusted EBITDA to total interest and preferred dividend expense), thereby strengthening credit ratings.

           The Company established a cross-divisional, collaborative, long-term business plan that focuses on (i) financial returns, cost controls, capital allocation and generation of free cash flow for debt reduction and, in time, stock repurchase and (ii) growing all of the operating businesses at sustainable rates.

           The Company implemented a Company-wide cost management program that realized over $150 million in savings in 1997 and is expected to continue in 1998 and beyond at even greater amounts.

           The Company successfully integrated the TBS businesses and realized cost-savings, efficiencies and revenue enhancements in doing so.

           The Company sold or exchanged certain non-clustered cable systems and agreed to enter into strategic ventures that will decrease its economic exposure to cable while increasing the number of cable subscribers under the Company's management.

     Mr. Levin's Annual Bonus. Mr. Levin's 1997 annual incentive bonus as Chairman of the Board and Chief Executive Officer was determined by the Compensation Committee and ratified by all the Unaffiliated Directors. In determining his bonus, the Committee reviewed the calculation of his maximum bonus payable under the Annual Bonus Plan, the level of achievement of his 1997 financial performance goals (based on operational targets for divisional and Company-wide EBITDA and cash flow), the Company's other accomplishments during 1997, as described above, and the substantial increase in the market value of the Company's Common Stock. The Committee took into account that Mr. Levin's annual bonus had been held flat for the preceding four years, during which much of the groundwork for the 1997 results had been put in place. The increase in Mr. Levin's 1997 bonus reflects the Compensation Committee's belief that Mr. Levin's performance warranted placing his total cash compensation for 1997 in the upper quartile of compensation paid to the chief executives in the comparison group discussed above. This determination was based on the Committee's overall evaluation of Mr. Levin's stewardship of the Company during 1997, the leadership he was providing and his positioning of the Company, its management, product lines and services for the future.

     Early in 1998, the Compensation Committee, determining that it would be in the Company's best interest, recommended, and Mr. Levin agreed to, an extension of Mr. Levin's employment agreement to December 31, 2003. Included in this agreement was an increase, effective January 1, 1998, in his annual salary to $1,000,000. Mr. Levin's previous annual salary was $700,000 and had been at that level since 1990. The Compensation Committee took into account the time since Mr. Levin's last salary increase and considered competitive compensation comparisons and the Company's performance discussed in more detail above.

     On March 18, 1998, the Compensation Committee awarded Mr. Levin a special grant of performance-based stock options, in addition to his regular annual grant. This special grant covers 350,000 shares of Common Stock with an exercise price equal to the fair market value on the date of the award. These options will vest only if the Common Stock price doubles within five years of the award. Specifically, the Common Stock price must reach $144.12, twice the fair market value on the award date, by the fifth anniversary of the award for these options to vest and become exercisable. If the Common Stock price does not double by the fifth anniversary, these stock options do not vest and therefor terminate worthless.

     Annual Bonuses for Executive Officers Other than the Chief Executive Officer. The Chief Executive Officer reviewed with the Compensation Committee the 1997 performance of each other executive officer, and recommended an annual bonus for each such executive (within the limits imposed by the Annual Bonus
Plan). These recommendations primarily reflected individual qualitative executive contributions based upon the level of the executive's responsibilities, the efficiency and effectiveness with which he oversaw the matters under his supervision, and the degree to which he contributed to the accomplishment of the Company's goals. Since these officers have overall corporate policy-making and administrative responsibilities, and, except for Mr. Turner, do not directly oversee principal operating units of the Company, the Compensation Committee's assessment of these executives relates generally to the accomplishment of their personal goals and the Company's achievements as a whole. However, the Company's financial performance was a key factor that affected the overall bonus level for all executive officers.

Stock Option Awards

     During 1997, each of the Company's executive officers was awarded stock options. These awards were made after a review of the exercise prices, numbers and dates of their previous option awards and the option awards made to other executives at the Company and in the comparison group. Although there are no precise targets with respect to the number of stock options for executive officers, the Compensation Committee believes that the higher the level of an executive's responsibilities, the larger the stock-based component of his compensation should be, and that compensation based on stock price performance should be paid via stock-based compensation. Each of Messrs. Levin, Turner and Parsons was awarded stock options, one quarter of which have exercise prices 25% above the fair market value of the Common Stock on the date of grant and one quarter of which have exercise prices 50% above such fair market value. Mr. Turner's award of stock options in 1997 was made pursuant to the terms of his employment agreement with the Company and approved by the Compensation Committee.

Section 162(m) Considerations

     The Company expects that the compensation paid to executive officers under the Annual Bonus Plan will qualify for income tax deductibility under Section 162(m) of the Internal Revenue Code. In addition, the Company has adopted a general policy of awarding stock options to its executive officers only pursuant to plans that the Company believes will satisfy the requirements of Section 162(m). In 1997, the Company did not pay its executive officers compensation that would not be deductible as a result of the Section 162(m) deductibility limit.

  Members of the Compensation Committee

      Reuben Mark (Chair)
      Stephen F. Bollenbach
      Carla A. Hills
      Raymond S. Troubh
      Francis T. Vincent, Jr.

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth information concerning total compensation paid to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company who served in such capacities on December 31, 1997 (the 'named executive officers') for services rendered to the Company during each of the last three fiscal years in their capacities as executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                               ANNUAL COMPENSATION            COMPENSATION(6)
                                     ---------------------------------------  ---------------
                                                                  OTHER         SECURITIES
      NAME AND PRINCIPAL                                         ANNUAL         UNDERLYING        ALL OTHER
           POSITION            YEAR  SALARY(4)     BONUS     COMPENSATION(5)  OPTIONS AWARDED  COMPENSATION(7)
------------------------------ ----  ----------  ----------  ---------------  ---------------  ---------------

Gerald M. Levin............... 1997  $1,050,000  $6,500,000     $ 198,554          350,000        $ 108,701
  Chairman of the Board and    1996   1,050,000   4,000,000       209,624          350,000          109,773
  Chief Executive Officer      1995   1,050,000   4,000,000       153,930          --               107,039

R.E. Turner................... 1997  $1,050,000  $5,000,000     $ --               300,000        $  88,085
  Vice Chairman (1)            1996     235,246   1,000,000       --             1,300,000           18,219

Richard D. Parsons............ 1997  $  900,000  $2,750,000     $ 117,593          150,000        $ 106,299
  President (2)                1996     900,000   2,000,000        98,627          300,000          104,019
                               1995     825,000   2,000,000        92,000          300,000           77,628

Peter R. Haje................. 1997  $  825,000  $1,200,000     $  64,939           45,000        $ 120,816
  Executive Vice President     1996     825,000   1,000,000        56,500           45,000          119,105
  and General Counsel          1995     675,000   1,000,000        56,500           40,000          114,102

Richard J. Bressler........... 1997  $  525,000  $1,200,000     $  53,338           50,000        $  53,175
  Executive Vice President and 1996     525,000     900,000        50,500          100,000           44,421
  Chief Financial Officer (3)  1995     450,000     750,000        50,500          100,000           42,755

------------

(1) Mr. Turner became Vice Chairman on October 10, 1996, upon consummation of the TBS Merger. Compensation paid by TBS to Mr. Turner for services rendered to TBS prior to such date is not included in the table.

(2) Mr. Parsons became President on February 1, 1995. Prior to that, he served as an Unaffiliated Director of the Company and was not an employee of the Company. Mr. Parsons' 1995 stock options were awarded at the end of 1994 in connection with his anticipated employment by the Company.

(3) Mr. Bressler became Executive Vice President and Chief Financial Officer on January 15, 1998, having served as Senior Vice President and Chief Financial Officer since March 16, 1995 and Senior Vice President, Finance from January 2, 1995.

(4) Amounts shown in the table include credits to each named executive officer's deferred compensation account equal to one-third of the total shown under the 'salary' column for each of 1997, 1996 and 1995.

(5) In accordance with SEC rules, amounts totalling less than $50,000 have been omitted. The amounts of personal benefits shown in this column for 1997 that represent more than 25% of the applicable executive's total Other Annual Compensation include financial services of $85,000 to Mr. Levin, $75,000 to Mr. Parsons and $35,000 to each of Messrs. Haje and Bressler, transportation-related benefits (including an automobile allowance) of $109,068 to Mr. Levin and $41,080 to Mr. Parsons and automobile allowances of $24,000 to Mr. Haje and $18,000 to Mr. Bressler.

(6) None of the options indicated was awarded with tandem stock appreciation rights. None of such executive officers was awarded restricted stock during the relevant period and, as of December 31, 1997, only Mr. Parsons held any such shares. These shares were awarded in or prior to 1994 under the Directors' Restricted Stock Plan in his capacity then as an Unaffiliated Director. The value of Mr. Parsons' 4,213 restricted shares based on the closing price of the Common Stock on the New York Stock Exchange Composite Listing on December 31, 1997 was $261,206. Mr. Parsons receives the dividends paid in cash on such shares. See 'Corporate Governance -- Director Compensation.'

(7) The amounts shown in this column for 1997 include the following:

        (a) Pursuant to the Time Warner Savings Plan (the 'Savings Plan'), a defined contribution plan available generally to employees of the Company, for the 1997 plan year, each executive named above, deferred a portion of his annual compensation and the Company contributed $2,000 for the first $3,000 so deferred by the executive ('Matching Contribution'). These Matching Contributions were invested under the Savings Plan in a Common Stock fund. In addition, pursuant to a profit-sharing component of the Savings Plan, the Company may make annual contributions for the benefit of eligible employees of up to 12% of total eligible compensation; for 1997, the Company contributed 11%, including $17,600 for the account of each executive named above. Because the Internal Revenue Code of 1986, as amended (the 'Code'), limits the amount of eligible compensation under the Savings Plan ($160,000 for 1997) for any employee, the Company has adopted an unfunded, non-qualified, excess profit-sharing plan covering otherwise eligible compensation between $160,000 and $289,406 for 1997 (increased 5% per year thereafter, to a maximum of $350,000). The Company's accrual for this excess profit-sharing plan, $14,235 in 1997 for each named executive officer, is deemed to earn interest at a long-term applicable federal rate announced monthly by the Internal Revenue Service.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

        (b) The Company maintains a program of life and disability insurance generally available to all salaried employees on the same basis. Commencing in June 1997, group term life insurance coverage was reduced to $50,000 for each of the named executive officers, who are given an annual cash payment equal to the cost of replacing such reduced coverage under a voluntary group program available to employees generally. Such payments are included in the 'Other Annual Compensation' column. In addition, during 1997, the Company maintained for certain members of senior management, including the named executive officers, certain supplemental life insurance benefits and paid premiums for this supplemental coverage of approximately $250 each. The Company also maintained split-dollar life insurance policies on the lives of the named executive officers other than Mr. Turner and paid the following amounts allocated to the term portion of the split-dollar coverage for 1997:
    Mr. Levin, $14,684; Mr. Parsons, $4,101; Mr. Haje, $7,957; and Mr. Bressler, $1,057. The actuarial equivalent of the value of the premiums paid by the Company for 1997 based on certain assumptions regarding interest rates and periods of coverage are: Mr. Levin, $74,616; Mr. Parsons, $72,214; Mr. Haje, $86,731; and Mr. Bressler, $19,090. It is anticipated that the Company will recover the net after-tax cost of the premiums on these policies or the cash surrender value thereof. During 1997, the Company imputed income of $54,000 to Mr. Turner in connection with the provision of term life insurance coverage under its group policy. For a description of life insurance coverage for certain executive officers provided pursuant to the terms of their employment agreements, see 'Employment Arrangements.'

STOCK OPTION GRANTS DURING 1997

     The following table sets forth certain information with respect to employee options to purchase shares of Common Stock ('options') awarded during 1997 to the named executive officers. All such options were nonqualified options. No stock appreciation rights ('SARs'), alone or in tandem with stock options, were awarded in 1997.

                          STOCK OPTION GRANTS IN 1997

                                                            INDIVIDUAL GRANTS(1)
                                          ---------------------------------------------------------
                                                           PERCENT
                                          NUMBER OF        OF TOTAL
                                          SECURITIES       OPTIONS        EXERCISE
                                          UNDERLYING      GRANTED TO       OR BASE
                                           OPTIONS        EMPLOYEES         PRICE        EXPIRATION         GRANT DATE
                NAME                       GRANTED         IN 1997         ($/SH)           DATE         PRESENT VALUE(2)
-------------------------------------     ----------      ----------      ---------      ----------      -----------------

Gerald M. Levin......................       175,000           2.1%         $ 47.19         5/14/07          $ 3,209,500
                                             87,500           1.1            58.99         5/14/07            1,241,625
                                             87,500           1.1            70.79         5/14/07              959,000
R. E. Turner.........................       150,000           1.8%         $ 47.19         5/14/07          $ 2,751,000
                                             75,000            .9            58.99         5/14/07            1,064,250
                                             75,000            .9            70.79         5/14/07              822,000
Richard D. Parsons...................        75,000            .9%         $ 47.19         5/14/07          $ 1,375,500
                                             37,500            .5            58.99         5/14/07              532,125
                                             37,500            .5            70.79         5/14/07              411,000
Peter R. Haje........................        45,000            .5%         $ 47.19         5/14/07          $   825,300
Richard J. Bressler..................        50,000            .6%         $ 47.19         5/14/07          $   917,000

------------

(1) Options for executive officers are generally awarded pursuant to plans approved by the Company's stockholders and the terms are governed by the plans and the recipient's option agreement. The option exercise price is the fair market value of the Common Stock on the date of grant except for the awards to Messrs. Levin, Turner and Parsons of which one quarter of the total award has an exercise price 25% above the fair market value of the Common Stock on the date of grant and one quarter of which has an exercise price 50% above such fair market value. The options shown in the table become exercisable in installments of one-third on the first three anniversaries of the date of grant, subject to acceleration upon the occurrence of certain events. Payment of the exercise price of an option may be made in cash or, in whole or in part, in full shares of Common Stock already owned by the holder of the option. The payment of withholding taxes due upon exercise of an option may generally be made with shares of Common Stock.

(2) These amounts represent the estimated present value of stock options at the date of grant calculated using the Black-Scholes option pricing model, based upon the following assumptions used in developing the grant valuations: an expected volatility of 21.4% based on a three-year period ending May 30, 1997; an expected term to exercise of eight years; a risk-free rate of return based on the interest rate of a U.S. Government zero-coupon bond in effect on the date of the award with an eight-year maturity (May 15, 1997 -- 6.74%); and a dividend yield of 1%. The actual value of the options, if any, realized by an officer will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by an officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.

OPTION EXERCISES AND VALUES IN 1997

     The following table sets forth as to each of the named executive officers information on option exercises during 1997 and the status of his options on December 31, 1997: (i) the number of shares of Common Stock underlying options exercised during 1997; (ii) the aggregate dollar value realized upon exercise of such options; (iii) the total number of shares of Common Stock underlying exercisable and nonexercisable stock options held on December 31, 1997; and (iv) the aggregate dollar value of in-the-money exercisable and nonexercisable stock options on December 31, 1997.

                     AGGREGATE OPTION EXERCISES DURING 1997
                                      AND
                       OPTION VALUES ON DECEMBER 31, 1997

                             NUMBER OF                          NUMBER OF SHARES                  DOLLAR VALUE OF
                               SHARES        DOLLAR          UNDERLYING UNEXERCISED          UNEXERCISED IN-THE-MONEY
                             UNDERLYING       VALUE            OPTIONS ON 12/31/97             OPTIONS ON 12/31/97*
                              OPTIONS       REALIZED      -----------------------------    -----------------------------
           NAME              EXERCISED     ON EXERCISE    EXERCISABLE    NONEXERCISABLE    EXERCISABLE    NONEXERCISABLE
--------------------------   ----------    -----------    -----------    --------------    -----------    --------------

Gerald M. Levin (1).......     48,000      $1,688,640      2,554,268          583,332      $80,776,635     $  5,623,025
R.E. Turner...............      --             --            433,335        1,166,665      $ 5,639,847     $ 13,726,903
Richard D. Parsons........      --             --            400,000          350,000      $ 9,097,250     $  3,596,125
Peter R. Haje.............     28,620      $1,011,308        691,667           88,333      $28,308,658     $  1,558,342
Richard J. Bressler (1)...      --             --            214,137          149,999      $ 5,982,648     $  2,808,812

------------

* Calculated using the closing price of $62.00 per share on December 31, 1997 minus the option exercise price.

(1) The options exercised by Mr. Levin were awarded in 1987. Messrs. Levin and Bressler are the only executive officers listed above who have been awarded SARs in tandem with any of their stock options. 217,600 of Mr. Levin's options and 9,644 of Mr. Bressler's options held on December 31, 1997 were awarded with tandem SARs; they all were awarded on or prior to September 22, 1989 and are currently exercisable; and at December 31, 1997, they had a value of $6,795,760 and $304,380, respectively, but no separate value has been attributed to these SARs. These SARs are exercisable for Common Stock or cash, subject to a $250,000 limit on the amount of cash that may be received upon their exercise.

     The option exercise price of all the options held by the named executive officers is the fair market value of the Common Stock on the date of grant except for half of the options awarded to Messrs. Levin, Turner and Parsons in 1996 and 1997 (see 'Stock Option Grants in 1997') and 500,000 of Mr. Levin's options awarded in 1993, half of which have an exercise price 25% above the fair market value of the Common Stock on the date of grant and the other half of which have an exercise price 50% above such fair market value. All options held by the named executive officers become immediately exercisable in full upon the occurrence of certain events, including the death or total disability of the option holder, certain change-of-control transactions and, in most cases, a termination of employment as a result of the Company's breach of the holder's employment agreement. All such nonqualified options permit a portion of each award to be transferred by gift directly or indirectly to members of the holder's immediate family.

     The options held by executive officers remain exercisable for the full term of their employment agreements in the event their employment terminates as a result of the Company's breach. For some executive officers, some or all of their options remain exercisable for the full term of the options if their employment is terminated for any reason other than for cause, including death. Otherwise, options may generally be exercised for one year after death or total disability and five years after retirement. All options terminate immediately if the holder's employment is terminated for cause. The terms of the options shown in the chart are generally ten years, although 320,000 options held by Mr. Levin have a term of 15 years from the date of their award in 1989.

EMPLOYMENT ARRANGEMENTS

     The Company is, and during 1997 was, a party to employment agreements with the executive officers of the Company. These agreements have been filed with the SEC as exhibits to the Company's periodic filings.

     Among other things, the agreements with the Company's executive officers typically provide for: a fixed term of employment in a specified executive post; annual salary; deferred compensation, generally equal to 50% of annual salary, which is invested and paid out as described below under 'Deferred Compensation'; an annual bonus in the discretion of the Compensation Committee, all or a portion of which may be deferred at the election of the executive officer (Mr. Levin may also defer a portion of his salary); and life insurance benefits to be provided by split dollar policies, generally for the life of the executive and pursuant to which the Company recovers an amount equal to the net after-tax cost to the Company of the premiums on such policy or the cash surrender value thereof, as well as $50,000 of group term life insurance under an insurance program generally provided by the Company to its employees and a cash payment equal to the premium for the coverage that would have otherwise been provided under the general terms of such program.

     Generally, such agreements include a narrow definition of the 'cause' for which an executive's employment may be terminated and in that event, the executive will only receive earned and unpaid base salary and deferred compensation accrued through such date of termination.

     These agreements typically provide that in the event of the Company's material breach or termination of the executive's employment during the term of employment without cause, the executive will be entitled to elect either (a) to receive a lump-sum payment equal to the present value of the base salary, average bonus and deferred compensation otherwise payable during the remaining portion of the executive's term of employment or (b) to remain an employee of the Company through the end of the term of employment and, without performing any services, receive the base salary, bonuses and deferred compensation payable as if there had been no breach or wrongful termination. Executives are not generally required to mitigate damages after such a termination, other than as necessary to prevent the Company from losing any tax deductions to which it otherwise would have been entitled for any payments deemed to be 'contingent on a change' under the Code. In addition, except for Mr. Turner's agreement, these agreements typically provide that if an executive thereafter obtains other employment, the total cash salary and bonus received therefrom for services prior to the expiration of the executive's employment term (up to the amount of compensation paid to the executive by the Company for such period) must be paid over to the Company as received except that the executive officer may retain and not pay over to the Company an amount equal to the severance he would have received in accordance with the Company's personnel policies if he had been job eliminated.

     In addition, if his employment terminates as a result of the Company's material breach or termination without cause by the Company during or after the term of his employment agreement, Mr. Bressler is entitled to a severance payment equal to the greater of the amount described in the preceding paragraph or the present value of three times the sum of his annual base salary, average bonus and deferred compensation. If his employment terminates under these circumstances, Mr. Parsons is entitled to a severance payment equal to the greater of the amount described in the preceding paragraph or the present value of the sum of one year's annual base salary, average bonus and deferred compensation.

     If an executive becomes disabled during the term of his employment agreement, the executive typically will receive full salary, bonus and deferred compensation for six months and 75% thereof through the end of the employment term or, in some cases, for three years, if longer. Deferred compensation will be maintained and paid after giving effect to the executive's base salary after disability. Any such payments will be reduced by amounts received from Worker's Compensation, Social Security and disability insurance policies maintained by the Company.

     If an executive dies during the term of an employment agreement, generally the executive's beneficiaries will receive the executive's earned and unpaid salary and deferred compensation to the last day of the month in which the death occurs and a pro rata portion of the executive's bonus for the year of his death.

     The minimum annual salaries and deferred compensation under these agreements for the named executive officers are as shown for 1997 in the Summary Compensation Table, except that the current annual salary and deferred compensation for Mr. Levin totals $1,500,000 and for Mr. Bressler totals $675,000. The expiration dates of these agreements and the amounts of the individual life insurance coverage for the lifetime of such persons are: Mr. Levin -- December 31, 2003 and $6 million; Mr. Turner -- December 31, 2001 and $6 million; Mr. Parsons -- December 31, 1999 and $4 million; Mr.
Haje -- December 31, 1999 (not including a two-year advisory period) and $4 million; and Mr. Bressler -- December 31, 1999 and $4 million. Mr. Levin's agreement allows him, effective no earlier than June 30, 2002 and with not less than six months' prior notice to the Company, to give up his executive positions and become an advisor to the Company for the remainder of the agreement term. In that case, his advisory compensation would be equal to his annual salary and deferred compensation.

     In addition, under his employment agreement, in 1997 Mr. Turner was awarded stock options to purchase 300,000 shares of Common Stock half of which have exercise prices above the fair market value on the date of grant. See 'Stock Option Grants in 1997.' Mr. Turner is also entitled to three further annual awards of stock options each covering an additional 300,000 shares of Common Stock. Pursuant to the terms of their employment agreements, so long as each of Messrs. Levin, Turner and Parsons, respectively, is employed by the Company, the Company has agreed to include him in management's slate for election as a director and to use its best efforts to cause his election.

DEFERRED COMPENSATION

     Deferred compensation for executive officers is deposited into separate accounts maintained by the Company for each of such officers in a grantor trust established by the Company. The Company appoints an investment advisor for each such account subject to approval by the relevant executive. Funds are invested in securities as directed by the investment advisor, with the assumed after-tax effect upon the Company of gains, losses and income, and distributions thereof, and of interest expenses and brokerage commissions and other direct expenses attributed thereto, being credited or charged to the account. Payments are generally made to the officer from the account in installments to liquidate the account over a period of five to ten years commencing on the date employment terminates under the employment agreement, or at such other times as the officer might have elected. Such payments include an amount equal to the assumed tax benefit to the Company of the compensation deduction available for tax purposes for the portion of the account represented by the net appreciation in such account, even though the Company might not actually receive such tax benefit.

     Amounts paid by the Company to the deferred compensation accounts of the named executive officers for 1997 and the portion, if any, of the 1997 annual bonus elected to be deferred by any such officer are included in the amounts shown in the Summary Compensation Table above.

TIME WARNER EMPLOYEES' PENSION PLAN

     The Time Warner Employees' Pension Plan, as amended (the 'Pension Plan'), provides benefits to eligible employees, including officers, of the Company and certain of its subsidiaries. Directors who are not also employees of the Company are not eligible to participate in the Pension Plan.

     A participant accrues benefits under the Pension Plan on the basis of 1 2/3% of the average annual compensation (defined as the highest average annual compensation for any five consecutive full or partial calendar years of employment, which includes regular salary, overtime and shift differential payments, and non-deferred bonuses paid according to a regular program) for each year of service up to 30 years and 1/2% for each year of service over 30. Compensation for purposes of calculating average annual compensation under the Pension Plan is limited to $200,000 per year for 1988 through 1993 and $150,000 per year for 1994 and thereafter (each subject to adjustments provided in the Code). Eligible employees become vested in all benefits under the Pension Plan on the earlier of five years of service or certain other events.

     Annual pension benefits are reduced by a Social Security offset determined by a formula that takes into account credited service up to 35 years, covered compensation up to the average Social Security wage base and a disparity factor based on the age at which Social Security benefits are payable (the 'Social Security Offset'). The pension benefit of participants on December 31, 1977 in the former Time Employees' Profit-Sharing Savings Plan (the 'Profit Sharing Plan') is further reduced by a fixed amount attributable to a portion of the employer contributions and investment earnings credited to such employees' account balances in the Profit Sharing Plan as of such date (the 'Profit Sharing Plan Offset').

     Under the Pension Plan, employees who are at least 60 years old and have completed at least ten years of service may elect early retirement and receive the full amount of their annual pension ('early retirement'). An early retirement supplement is payable to an employee terminating employment at age 55 and before age 60, after 20 years of service, equal to the actuarial equivalent of such person's accrued benefit, or, if greater, an annual amount equal to 35% of such person's average compensation determined under the Pension Plan. The supplement ceases when the regular pension commences at age 60 or upon the death of the retiree.

     Federal law limits both the amount of compensation that is eligible for the calculation of benefits and the amount of benefits derived from employer contributions that may be paid to participants under the Pension Plan. However, as permitted by the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), the Company has adopted the Time Warner Excess Benefit Pension Plan (the 'Excess Plan'), which provides for payments by the Company of certain amounts which employees of the Company would have received under the Pension Plan if eligible compensation were limited to $250,000 in 1994 (increased 5% per year thereafter, to a maximum of $350,000) and there were no payment restrictions. For purposes of the Excess Plan, the $200,000 limit (as indexed for years after 1989) on eligible compensation will only apply to compensation received in 1988 through 1993; the $250,000 limit (as adjusted) will apply to compensation received in 1994 and thereafter.

     The following table shows the estimated annual pension payable upon retirement to employees in specified remuneration and years-of-service classifications. The amounts shown in the table do not reflect the effect of the previously-described (i) Social Security Offset, (ii) Profit Sharing Plan Offset or (iii) early retirement supplements. The amount of the estimated annual pension is based upon a pension formula which applies to all participants in both the Pension Plan and the Excess Plan. The estimated amounts are based on the assumption that payments under the Pension Plan will commence upon normal retirement (generally age 65) or early retirement, that the Pension Plan will continue in force in its present form and that no joint and survivor annuity will be payable (which would on an actuarial basis reduce benefits to the employee but provide benefits to a surviving beneficiary). Amounts calculated under the pension formula which exceed ERISA limits will be paid under the Excess Plan from the Company's assets and are included in the amounts shown in the following table.

                                                         ESTIMATED ANNUAL PENSION FOR
HIGHEST CONSECUTIVE                                       YEARS OF CREDITED SERVICE
FIVE YEAR AVERAGE                    --------------------------------------------------------------------
COMPENSATION                            10          15          20          25          30          35
----------------------------------   --------    --------    --------    --------    --------    --------
$100,000..........................   $ 16,667    $ 25,000    $ 33,334    $ 41,668    $ 50,000    $ 52,500
 200,000..........................     33,334      50,000      66,668      83,335     100,000     105,000
 400,000..........................     66,668     100,000     133,336     166,670     200,000     210,000
 600,000..........................    100,000     150,000     200,000     250,000     300,000     315,000
 800,000..........................    133,336     200,000     266,672     333,340     400,000     420,000

     The amount of covered compensation that would be considered in the determination of the highest five consecutive full or partial years of compensation under the Pension Plan and the Excess Plan for each of Messrs. Levin, Turner, Parsons, Haje, and Bressler is limited as a result of the imposition of the limitations on eligible compensation. However, because combined payments under the Pension Plan and the Excess Plan are based on the highest average annual compensation for any five consecutive full or partial calendar years of employment (taking into account the compensation limits only for 1988 and thereafter), the compensation used for determining benefits under such Plans for Mr. Levin (and employees who participated in the Pension Plan prior to 1988) will include eligible compensation in years prior to 1988 which exceeded these limits. The estimated annual benefits payable under the Pension Plan and the Excess Plan, as of February 1, 1998, would be based on average compensation of $729,248 for Mr. Levin; $262,674 for Mr. Turner; $275,840 for Mr. Parsons; $262,674 for Mr. Haje; and $262,674 for Mr. Bressler, with 25.8, 1.4, 3.0, 7.4, and 9.2 years of credited service, respectively. In addition, pursuant to his employment agreement, Mr. Parsons will be entitled to receive supplemental payments from the Company that will achieve a total retirement benefit equal to what he would have received if he had five additional years of credited service under the Pension Plan.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

     The chart below compares the Company's Common Stock performance with the performance of the Standard & Poor's 500 Composite Stock Price Index ('S&P 500 Index') and a Peer Group Index by measuring the changes in common stock prices from December 31, 1992 plus reinvested dividends and distributions. Pursuant to the SEC's rules, the Company has created a peer group index with which to compare its own stock performance since a published industry or line-of-business index does not exist. The Company has attempted to select a grouping of companies that includes companies in lines of business similar to its own. Because of the Company's involvement in a broad mix of several major media and entertainment businesses and the fact that no other public companies are engaged in all of these businesses, no grouping could closely mirror the Company's businesses or weight those businesses to match the relative contributions of each of the Company's business units to the Company's performance. All of the companies included in the Company's Peer Group Index are engaged in only some of the businesses in which the Company is engaged and some are also engaged in businesses in which the Company does not participate. The common stocks of the following companies have been included in the Peer Group Index: Cablevision Systems Corporation, Comcast Corporation, McGraw-Hill Inc., Meredith Corporation, The News Corporation Limited, Tele-Communications, Inc., Viacom Inc. and The Walt Disney Company. The chart assumes $100 was invested on December 31, 1992 in each of the Company's Common Stock, the S&P 500 Index and the Peer Group Index and reflects reinvestment of dividends and distributions on a monthly basis and annual market capitalization weighting.

                    [PERFORMANCE GRAPH]

  VALUE AT       TIME WARNER      PEER GROUP      S&P 500
DECEMBER 31      COMMON STOCK       INDEX          INDEX
------------     ------------     ----------     ---------

1992....             $100            $100          $ 100
1993....              152             120            110
1994....              122             109            112
1995....              133             136            153
1996....              133             132            189
1997....              221             194            252

ADDITIONAL INFORMATION

     During 1997, the Company and its subsidiaries engaged in transactions in the ordinary course of business, on normal commercial terms, with The Seagram Company Ltd., a beneficial owner during 1997 of more than five percent of the voting power of the Company's outstanding common stock, and ITOCHU Corporation and Toshiba Corporation, the beneficial owners of more than five percent of the voting power of separate series of the Voting Preferred Stock. In addition, the Company maintains arrangements with subsidiaries of FMR Corp., a beneficial owner of more than five percent of the voting power of the Company's outstanding common stock, in connection with certain of the Company's employee benefit plans. The amounts involved in such transactions were not material to the Company or any of such companies.

     In February 1998, the Company entered into separate agreements with Toshiba and ITOCHU regarding their intent to convert 1,750,000 and 2,641,000 shares, respectively, of their Voting Preferred Stock into Common Stock and to sell such Common Stock. On March 19, 1998, the shares of Common Stock issued upon such conversions, consisting of 3,644,620 shares of Common Stock from Toshiba and 5,500,252 shares of Common Stock from ITOCHU, were sold to an affiliate of Citicorp at a price of $66.2903 per share for Toshiba and $68.9451 per share for ITOCHU, which in each case was based on an average trading price of the Company's Common Stock. Also on March 19, 1998, the Company entered into a forward purchase agreement with the Citicorp affiliate covering these shares that matures in two years and provides for settlement at that time (or earlier at the Company's option) at $67.8870 per share (the average sales price) plus a financing charge. The Company also has the right to issue shares to satisfy its obligations under this agreement.

     Mr. Haje, an executive officer of the Company, agreed to an order entered on September 27, 1993 by the U.S. Office of Thrift Supervision that, for a period of five years, suspends him from practicing before the OTS and requires him not to engage in the legal representation of a federally insured depository institution. Mr. Haje also agreed, for such period, not to participate in any unsafe or unsound banking practices or the submission of any materially misleading statements to any federal banking authority. Such order relates to events that occurred while Mr. Haje was a partner in a law firm that represented a federally insured depository institution, prior to his employment by the Company, and places no limits on his services for the Company. A company wholly owned by Mr. Turner is reimbursed by TBS for Mr. Turner's business use of a plane owned and operated by such company. During 1997, TBS reimbursed such company for an aggregate of $796,733 relating to Mr. Turner's business use of such plane during 1996 and 1997. Mr. Danforth, a nominee for director, is a partner at Bryan Cave LLP, a law firm that provided legal services to the Company and its subsidiaries during 1997 and is expected to continue to render such services in the future.

                               CERTAIN LITIGATION

TIME WARNER STOCKHOLDER LITIGATION

     As the Company has disclosed and discussed more fully in its prior proxy statements, three complaints were filed (two on October 30, 1995 and one on March 12, 1996) in the Court of Chancery of the State of Delaware in and for New Castle County against the Company, certain officers and directors of the Company, and other defendants, by stockholders of the Company, purportedly derivatively on behalf of the Company. These complaints allege, among other things, that in connection with the then proposed TBS Merger, some or all of the defendants have violated various fiduciary duties owed to the Company and its stockholders. Among other relief demanded, these complaints sought an injunction against consummation of the TBS Merger, an accounting to the Company for individual defendants' alleged profits and plaintiffs' alleged damages. There has been no activity in these actions since defendants made motions to dismiss two of them in November 1995 and April 1996, respectively.

TBS SHAREHOLDER LITIGATION

     As the Company has disclosed and discussed more fully in its prior proxy statements, fifteen actions against TBS, the Company, certain officers and directors of TBS or Time Warner Entertainment Company, L.P., and other defendants, purportedly on behalf of a class of TBS shareholders, filed in Superior Court, Fulton County, Georgia in connection with the TBS Merger have been consolidated. On February 29, 1996, plaintiffs filed their third amended consolidated supplemental and derivative class action complaint (the 'Third Amended Complaint') alleging, among other things, that the terms of the TBS Merger were unfair to TBS shareholders and that, in connection with the TBS Merger, the defendants acted fraudulently, had breached or aided and abetted the breach of fiduciary common law and statutory duties owed to TBS shareholders and that the vote of the TBS Board approving the TBS Merger did not comply with legal requirements. Among other relief demanded, the Third Amended Complaint sought damages, an injunction against the consummation of the TBS Merger and related transactions, and an auction of TBS. Plaintiffs' request for a preliminary injunction was denied in October 1996 and in December 1996, the Court granted defendants' motion for judgment on the pleadings with respect to certain claims in the Third Amended Complaint and also granted plaintiffs' motion for leave to file a fourth amended complaint. In January 1997, plaintiffs filed a fourth amended class action complaint containing allegations and requesting relief substantially similar in substance to the Third Amended Complaint. On July 14, 1997, defendants' motion for summary judgment on plaintiffs' fourth amended complaint and defendants' motion for final judgment on the Third Amended

Complaint were both granted. On July 23, 1997, plaintiffs filed a notice of appeal from these decisions; the appeal has now been fully briefed and is awaiting decision.

     The Company intends to continue to defend these actions vigorously.

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company to audit its consolidated financial statements for 1998 and has determined that it would be desirable to request that the stockholders approve such appointment.

     Ernst & Young LLP has served the Company and its subsidiaries as independent auditors for many years. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

VOTE REQUIRED FOR APPROVAL

     Stockholder approval is not required for the appointment of Ernst & Young LLP, since the Board of Directors has the responsibility for selecting auditors. However, the appointment is being submitted for approval at the Annual Meeting. No determination has been made as to what action the Board of Directors would take if stockholders do not approve the appointment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during 1997, its officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                            EXPENSES OF SOLICITATION

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies and voting instructions may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained D.F. King & Co., Inc. at an estimated cost of $15,000, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                 PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 1999 Annual Meeting, stockholder proposals must be received by the Company no later than November 23, 1998, and must otherwise comply with the requirements of Rule 14a-8. In addition, the Company's By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 70 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

     All notices of proposals by stockholders, whether or not to be included in the Company's proxy materials, should be sent to the attention of the Secretary of the Company at 75 Rockefeller Plaza, New York, New York 10019.

GENERAL

     The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment on such matters.

                                         BY ORDER OF THE BOARD OF DIRECTORS,
                                         GERALD M. LEVIN
                                         Chairman of the Board and
                                         Chief Executive Officer

March 23, 1998

                                   DIRECTIONS TO
                                 OMNI HOTEL BALLROOM

                                FROM THE NORTH:
                                ---------------
                                Take I-75/85 South to Williams St. (Exit 99),
                                6 blocks to International Blvd. turn right on
                                International to Marietta St., turn right on
                                Marietta, Omni Ballroom entrance is on the left.
 [AREA MAP]
                                FROM THE SOUTH & AIRPORT:
                                -------------------------
                                Take I-75/85 North to International Blvd. (Exit
                                96B), turn left on International to Marietta St.,
                                turn right on Marietta, Omni Ballroom entrance
                                is on the left.

                                FROM THE WEST:
                                --------------
                                Take I-20 East to Spring St. (Exit 22), turn left on
                                Spring St. Take Spring St. to Marietta St., turn
                                left on Marietta, 2 blocks, Omni Ballroom
                                entrance is on the left.

                                FROM THE EAST:
                                --------------
                                Take I-20 West to Spring St. (Exit 22), turn right
                                on Spring St. Take Spring St. to Marietta St., turn
                                left on Marietta, 2 blocks, Omni Ballroom
                                entrance is on the left.
The Omni Hotel Ballroom
100 CNN Center, Atlanta, Georgia 30335 404-659-0000          [LOGO] Local Parking Lots
(on Marietta St. between International Blvd. & Foundry St.)  (estimated rate $6/day)


PROXY
                                    APPENDIX 1
                                    PROXY CARD
                                  TIME WARNER INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               TIME WARNER INC. FOR THE ANNUAL MEETING ON MAY 14, 1998

     The undersigned hereby constitutes and appoints Richard J. Bressler, Peter
     R. Haje and Philip R. Lochner, Jr., and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Annual Meeting of Stockholders of TIME WARNER INC. on Thursday, May 14, 1998, and any adjournment thereof, and to vote on the matters indicated all the shares of Common Stock which the undersigned would be entitled to vote if personally present.

ELECTION OF DIRECTORS FOR TERMS EXPIRING IN 1999 -- Merv Adelson, J.  PLEASE MARK, SIGN AND DATE THIS PROXY
Carter Bacot, Stephen F. Bollenbach, John C. Danforth, Beverly Sills  CARD ON THE REVERSE SIDE AND RETURN IT
Greenough, Gerald Greenwald, Carla A. Hills, Gerald M. Levin, Reuben  PROMPTLY USING THE ENCLOSED REPLY
Mark, Michael A. Miles, Richard D. Parsons, R.E. Turner and Francis   ENVELOPE.
T. Vincent, Jr., nominees.

                                                     (CONTINUED ON REVERSE SIDE)


                                FROM THE NORTH:
                                ---------------
                                Take I-75/85 South to Williams St. (Exit 99),
                                6 blocks to International Blvd. turn right on
                                International to Marietta St., turn right on
                                Marietta, Omni Ballroom entrance is on the left.
 [AREA MAP]
                                FROM THE SOUTH & AIRPORT:
                                -------------------------
                                Take I-75/85 North to International Blvd. (Exit
                                96B), turn left on International to Marietta St.,
                                turn right on Marietta, Omni Ballroom entrance
                                is on the left.

                                FROM THE WEST:
                                --------------
                                Take I-20 East to Spring St. (Exit 22), turn left on
                                Spring St. Take Spring St. to Marietta St., turn
                                left on Marietta, 2 blocks, Omni Ballroom
                                entrance is on the left.

                                FROM THE EAST:
                                --------------
                                Take I-20 West to Spring St. (Exit 22), turn right
                                on Spring St. Take Spring St. to Marietta St., turn
                                left on Marietta, 2 blocks, Omni Ballroom
                                entrance is on the left.
The Omni Hotel Ballroom
100 CNN Center, Atlanta, Georgia 30335 404-659-0000          [LOGO] Local Parking Lots
(on Marietta St. between International Blvd. & Foundry St.)  (estimated rate $6/day)


This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all nominees listed and FOR proposal 2.

                                                     Please mark your
                                                     votes this way    [X]

The Board of Directors recommends a vote FOR all nominees in Item 1 and FOR proposal 2 .
                                    FOR              WITHHELD
1. Election of Directors            [ ]                [ ]
   (see reverse).

For, except vote withheld from the following nominee(s):

                                    FOR     AGAINST      ABSTAIN
2. Approval of Auditors.            [ ]       [ ]          [ ]


3. In their discretion, upon such other matters as may properly come before the Meeting.


                                                MEETING ATTENDANCE
                                         Please mark this box if you plan    [ ]
                                            to attend the Meeting.

                                                   ADDRESS CHANGE
                                         Please mark this box if you have    [ ]
                                            indicated an address change.

                         Receipt is hereby acknowledged of the Time Warner Inc. Notice of Meeting and Proxy Statement.

Signature(s)------------------------------------------- Date-------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.





                         ^ FOLD AND DETACH CARD HERE ^
     RETURN CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

                                     [LOGO]

                                ADMISSION TICKET
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                             THURSDAY, MAY 14, 1998
                                    10:00 AM
                             INTERNATIONAL BALLROOM
                                   OMNI HOTEL
                                   CNN CENTER
                              190 MARIETTA STREET
                                  ATLANTA, GA
               THIS TICKET MUST BE PRESENTED TO ENTER THE MEETING
                               ADMITS TWO PERSONS

                                   APPENDIX 2
                                LMCNV PROXY CARD

                            ====================================================
                             Please mark, sign and date this Proxy and return it
                                 promptly using the enclosed reply envelope.
                            ====================================================

                                      PROXY

                                TIME WARNER INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TIME WARNER INC. FOR THE ANNUAL MEETING ON MAY 14, 1998

        The undersigned hereby constitutes and appoints Richard J. Bressler, Peter R. Haje and Philip R. Lochner, Jr., and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Annual Meeting of Stockholders of TIME WARNER INC. on Thursday, May 14, 1998, and any adjournment thereof, and to vote on the matters indicated all the shares of SERIES LMCN-V COMMON STOCK which the undersigned would be entitled to vote if personally present.

        This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all nominees listed in item 1.

______________               ________________
Name of Holder               Number of Shares

 THE TIME WARNER INC. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1.

     1. Election of Directors for terms expiring in 1999 - Merv Adelson, J. Carter Bacot, Stephen F. Bollenbach, John C. Danforth, Beverly Sills Greenough, Gerald Greenwald, Carla A. Hills, Gerald M. Levin, Reuben Mark, Michael A. Miles, Richard D. Parsons, R. E. Turner and Francis T. Vincent, Jr., nominees.
                                                   FOR [ ]   WITHHELD [ ]

  FOR, except vote withheld from the following nominee(s):_____________________

_______________________________________________________________________________

     2. In their discretion, upon such other matters as may properly come before the meeting.
Please check this box if you plan to attend the meeting. [ ]

                                  Signature(s) ____________________________

                                  _____________________________________________
                                  Note: Please sign exactly as name       Date
                                  appears hereon.  When signing
                                  as attorney, officer, admini-
                                  strator or trustee, please give
                                  full title as such.

                               APPENDIX 3
                        PREFERRED STOCK PROXY CARD



                            ====================================================
                            Please mark, sign and date this Proxy and return it
                                     promptly using the enclosed reply envelope.
                            ====================================================

                                      PROXY

                                TIME WARNER INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TIME WARNER INC. FOR THE ANNUAL MEETING ON MAY 14, 1998

        The undersigned hereby constitutes and appoints Richard J. Bressler, Peter R. Haje and Philip R. Lochner, Jr., and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Annual Meeting of Stockholders of TIME WARNER INC. on Thursday, May 14, 1998, and any adjournment thereof, and to vote on the matters indicated all the shares of Preferred Stock which the undersigned would be entitled to vote if personally present.

        This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all nominees listed in item 1 and FOR proposal 2.


_________________      _________________________          ________________
Name of Holder         Series of Preferred Stock          Number of Shares

     THE TIME WARNER INC. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1 AND FOR PROPOSAL 2.

     1. Election of Directors for terms expiring in 1999 -- Merv Adelson, J. Carter Bacot, Stephen F. Bollenbach, John C. Danforth, Beverly Sills Greenough, Gerald Greenwald, Carla A. Hills, Gerald M. Levin, Reuben Mark, Michael A. Miles, Richard D. Parsons, R.E. Turner and Francis T. Vincent, Jr., nominees.

                                            FOR [ ]    WITHHELD [ ]

  FOR, except vote withheld from the following nominee(s):_____________________

_______________________________________________________________________________

2.      Approval of Auditors.

            FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

     3. In their discretion, upon such other matters as may properly come before the meeting.

Please check this box if you plan to attend the meeting. [ ]


                                      Signature(s) ____________________________

                                      _________________________________________
                                      Note: Please sign exactly as name     Date
                                      appears hereon.  When signing
                                      as attorney, officer, administrator
                                      or trustee, please give full title as
                                      such.

                                   APPENDIX 4
                              VOTING INSTRUCTIONS

                                  TIME WARNER INC.
                                 VOTING INSTRUCTIONS
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               TIME WARNER INC. FOR THE ANNUAL MEETING ON MAY 14, 1998

     The Bank of New York, as Exchange Agent, is requesting your instructions as to how the shares of Time Warner Common Stock which you are entitled to receive as a result of the merger of Time Warner Inc. and Turner Broadcasting System, Inc. are to be voted at the Time Warner Annual Meeting of Stockholders scheduled to be held on May 14, 1998. If The Bank of New York does not receive your instructions on or prior to May 12, 1998, these shares will not be voted.

ELECTION OF DIRECTORS FOR TERMS EXPIRING IN 1999 -- Merv Adelson, J.  PLEASE MARK, SIGN AND DATE THIS
Carter Bacot, Stephen F. Bollenbach, John C. Danforth, Beverly Sills  INSTRUCTION CARD ON THE REVERSE SIDE AND
Greenough, Gerald Greenwald, Carla A. Hills, Gerald M. Levin, Reuben  RETURN IT PROMPTLY USING THE ENCLOSED
Mark, Michael A. Miles, Richard D. Parsons, R. E. Turner and Francis  REPLY ENVELOPE.
T. Vincent, Jr., nominees.

                                                     (CONTINUED ON REVERSE SIDE)

                                FROM THE NORTH:
                                ---------------
                                Take I-75/85 South to Williams St. (Exit 99),
                                6 blocks to International Blvd. turn right on
                                International to Marietta St., turn right on
                                Marietta, Omni Ballroom entrance is on the left.
 [AREA MAP]
                                FROM THE SOUTH & AIRPORT:
                                -------------------------
                                Take I-75/85 North to International Blvd. (Exit
                                96B), turn left on International to Marietta St.,
                                turn right on Marietta, Omni Ballroom entrance
                                is on the left.

                                FROM THE WEST:
                                --------------
                                Take I-20 East to Spring St. (Exit 22), turn left on
                                Spring St. Take Spring St. to Marietta St., turn
                                left on Marietta, 2 blocks, Omni Ballroom
                                entrance is on the left.

                                FROM THE EAST:
                                --------------
                                Take I-20 West to Spring St. (Exit 22), turn right
                                on Spring St. Take Spring St. to Marietta St., turn
                                left on Marietta, 2 blocks, Omni Ballroom
                                entrance is on the left.
The Omni Hotel Ballroom
100 CNN Center, Atlanta, Georgia 30335 404-659-0000          [LOGO] Local Parking Lots
(on Marietta St. between International Blvd. & Foundry St.)  (estimated rate $6/day)


The undersigned hereby instructs The Bank of New York to direct the vote as follows at the Time Warner Annual Meeting of Stockholders to be held on May 14, 1998, and at any adjournment thereof, of all shares of Time Warner Common Stock that the undersigned is entitled to receive.

                                                      Please mark your [X]
                                                      votes

The Board of Directors recommends a vote FOR all nominees in Item 1 and FOR proposal 2.
                                  FOR          WITHHELD
1. Election of Directors          [ ]            [ ]
(see reverse).

For, except vote withheld from the following nominee(s):

                                 FOR         AGAINST          ABSTAIN
2. Approval of Auditors.         [ ]           [ ]             [ ]

3. To grant discretionary voting authority to management persons regarding such other matters as may properly come before the Meeting.


                                           MEETING ATTENDANCE
                                   Please mark this box if you plan [ ]
                                      to attend the Meeting.

                                              ADDRESS CHANGE
                                   Please mark this box if you have [ ]
                                      indicated an address change.

                        Receipt is hereby acknowledged of the Time Warner Inc.
                                  Notice of Meeting and Proxy Statement.

Signature(s)------------------------------------------  Date----------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                         ^ FOLD AND DETACH CARD HERE ^
     RETURN CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

                                     [LOGO]

                                ADMISSION TICKET
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                             THURSDAY, MAY 14, 1998
                                    10:00 AM
                             INTERNATIONAL BALLROOM
                                   OMNI HOTEL
                                   CNN CENTER
                              190 MARIETTA STREET
                                  ATLANTA, GA
               THIS TICKET MUST BE PRESENTED TO ENTER THE MEETING
                               ADMITS TWO PERSONS

                                   APPENDIX 5
                       CONFIDENTIAL VOTING INSTRUCTIONS




                                            CONFIDENTIAL VOTING INSTRUCTIONS

TIME WARNER SAVINGS PLAN
TIME WARNER THRIFT PLAN
TWC SAVINGS PLAN
SOUTHERN PROGRESS EMPLOYEES' SAVINGS PLAN

INSTRUCTIONS SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY ON BEHALF OF THE BOARD OF DIRECTORS FOR THE TIME WARNER INC. ANNUAL MEETING ON MAY 14, 1998.

Under the provisions of the Trusts relating to these Plans, Fidelity Management Trust Company ("Fidelity"), as Trustee, is required to request your confidential instructions as to how your proportionate interest in the shares of Time Warner Common Stock held in the respective Time Warner Common Stock fund under each of those Plans (an "interest") is to be voted at the Annual Meeting of Stockholders scheduled to be held on May 14, 1998. Your instructions to Fidelity will not be divulged or revealed to anyone at Time Warner Inc. If Fidelity does not receive your instructions on or prior to May 11, 1998, your interest, if any, attributable to (a) accounts transferred from the Time Incorporated Payroll-Based Employee Stock Ownership Plan ("PAYSOP") and the WCI Employee Stock Ownership Plan ("WCI ESOP") will not be voted and (b) the remainder of your Plan accounts, if any, will be voted at the Annual Meeting in the same proportion as other participants' interests in each such respective Plan for which Fidelity has received voting instructions (excluding PAYSOP and WCI ESOP accounts).

                                       This instruction card must be signed
                                       exactly as name appears hereon.

                                        ______________________________________

                                        ______________________________________
                                            Signature(s)               Date

                                             (CONTINUED ON REVERSE SIDE)

The undersigned hereby instructs Fidelity, as Trustee, to vote as follows by proxy at the Annual Meeting of Stockholders of Time Warner Inc. to be held on May 14, 1998 and at any adjournment thereof, the undersigned's proportionate interest in the shares of Time Warner Common Stock held in the Time Warner Common Stock fund under each of the Plans.

     1. Election of Directors for terms expiring in 1999 - Merv Adelson, J. Carter Bacot, Stephen F. Bollenbach, John C. Danforth, Beverly Sills Greenough, Gerald Greenwald, Carla A. Hills, Gerald M. Levin, Reuben Mark, Michael A. Miles, Richard D. Parsons, R.E. Turner and Francis T. Vincent, Jr., nominees.


                                                   FOR [ ]    WITHHELD [ ]

__  FOR, except vote withheld from the following nominee(s):_________________

________________________________

2.      Approval of Auditors.

                     FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

3. To grant discretionary voting authority to management persons regarding such other matters as may properly come before the meeting.

Please check this box if you plan to attend the meeting. [ ]

                      PLEASE SIGN AND DATE ON REVERSE SIDE









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                                   APPENDIX 6
                              LETTER TO TBS HOLDERS

                                                                 March 23, 1998

To: Holders of certificates formerly representing securities of Turner Broadcasting System, Inc.

        As you know, on October 10, 1996, Time Warner Inc. ("Time Warner") completed its merger with Turner Broadcasting System, Inc. ("TBS"). As a result, you have the right to receive shares of common stock of Time Warner ("Common Stock") and the cash dividends paid thereon after October 10, 1996 upon exchange of your certificates formerly representing capital stock of TBS.

        Enclosed is a copy of the Notice of Annual Meeting and Proxy Statement relating to Time Warner's 1998 Annual Meeting of Stockholders. Also enclosed is a voting instruction card for you to use to direct the voting at this meeting of the shares of Common Stock which you are entitled to receive. If you do not provide instructions, these shares will not be voted at the meeting.

        Please indicate your instructions, sign and date the enclosed instruction card and return it using the enclosed envelope.

        If you have any questions about how to exchange your certificates formerly representing shares of TBS capital stock for the shares of Common Stock to which you are entitled, please contact The Bank of New York, as Exchange Agent, at 800-507-9357. We encourage you to take the necessary action to exchange these certificates.

                                                                TIME WARNER INC.










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                                   APPENDIX 7
                            LETTER TO LMCN-V HOLDERS
                                                               March 23, 1998

Dear Holder of Series LMCN-V Common Stock:

        You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Time Warner Inc. on Thursday, May 14, 1998, beginning at 10:00 A.M., local time, at the International Ballroom of the Omni Hotel at the CNN Center, 190 Marietta Street, Atlanta, Georgia 30335.

        As a holder of Series LMCN-V Common Stock, you are being asked to vote only on the election of directors listed as item 1, in the enclosed Notice of Annual Meeting of Stockholders. Your Board of Directors recommends a vote "FOR" these proposed nominees.

        Whether or not you plan to attend in person, it is important that your shares be represented and voted at the Meeting. After reading the enclosed Notice and Proxy Statement, please sign, date and mail the enclosed proxy in the envelope provided.

        If you plan to attend the Meeting in person, please bring the Admission Ticket included with the enclosed Notice and Proxy Statement to facilitate your admission. If you have not received an Admission Ticket, please contact the Shareholder Relations Department at (212) 484-6971.

                                   Sincerely,

                                   GERALD M. LEVIN
                                   Chairman of the Board
                                   and Chief Executive Officer



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